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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Defined Asset Funds Municipal Defined Fund Series
11:

We consent to the use in this Registration Statement No. 333-84361 of our report dated September 22, 1999 relating to the Statement of Condition of Defined Asset Funds Municipal Defined Fund Series 11, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 22, 1999